Leading Analysis Firm Frost & Sullivan Issues Independent “NanoTechnology Alert”
on Shrink's Solar Concentrator Technology

CARLSBAD, CA – April 30, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKN; INKND), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today that Frost & Sullivan's Technology Insights has issued an independent report entitled “Nanotech Technology Alert” on the OptiSol™ Solar Concentrator technology, a proprietary and disruptive nanotechnology-based solar energy concentrator that is being commercialized by wholly-owned subsidiary Shrink Solar LLC, an operating subsidiary of Shrink Nanotechnologies, Inc.

According to Technology Insights, “The OptiSol solar concentrator offers a number of advantages. Concentrating solar power systems typically use mirrors, lenses and tracking devices to focus sunlight onto a small photovoltaic device. The OptiSol concentrator however does not employ any of these optical elements. It acts more like a fiberoptic 'sheet,' trapping and guiding sunlight to a side-mounted PV cell. Since this design can be achieved using plastic rather than glass, the devices end to be low-cost, lightweight and durable. While the other competing technologies use short-lived fluorescent dyes; and the materials used in this concentrator have very desirable life spans.”

The article highlighted the technology's diverse applications, “The major application of the concentrator would be in functionalizing nearly every exterior surfaces of a home or building. The roof, windows, doors, siding, and so on, can all be transformed into power generators, with minimal aesthetic impact. Smaller scale applications would cater to consumer electronics, military devices and recreational markets.”  Read the entire alert by visiting www.shrinksolar.com.

Frost & Sullivan leverages over 45 years of experience in partnering with Global 1000 companies, emerging businesses and the investment community from 40 offices on six continents. Frost & Sullivan's Technology Insights group of industry analysts provide ongoing research articles to identify key partners for growth, technology research, collaboration, and licensing opportunities. For more information, visit http://www.frost.com.

About Shrink Solar, LLC

Using Shrink Solar’s patent-pending nanocrystal-based technology, Shrink enhances silicon’s ability to absorb sunlight and convert it to electricity. Shrink’s non-optical systems are a first-in-class solar concentrator that can boost energy production from legacy silicon PV systems by optimizing the light for absorption by silicon. A newly formed Renewable Energy Team, comprising distinguished academic and industry collaborators, will provide dedicated management support. For more information on Shrink Solar LLC, a subsidiary of Shrink Nanotechnologies, Inc., please visit www.shrinksolar.com.

About Shrink Nanotechnologies, Inc.

Shrink is a first of its kind FIGA™ organization. FIGA companies bring together diverse contributions from leaders in the worlds of finance, industry, government and academia. Shrink’s technologies and solutions, including its diverse advanced plastic substrates, nano-devices and biotech research tools, among others, are designed to be ultra-functional and mechanically superior in the solar energy, environmental detection, stem cell research tools and biotechnology device markets. The Company’s products are based on a pre-stressed plastic called NanoShrink™, and on a patent-pending manufacturing process called the ShrinkChip Manufacturing Solution™. Shrink’s unique materials and manufacturing solution represents a new paradigm in the rapid design, low-cost fabrication and manufacture of nano-scale devices for numerous significant markets.

To learn more about Shrink Nanotechnologies, Inc. or to download the most up-to-date shareholder kit, please visit at www.shrinknano.com and www.shrinksolar.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing and to build and develop markets for Shrink's technologies and products. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
For Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205

See also:

http://www.shrinksolar.com/blog/

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

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